EXHIBIT 10.5

CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Restated as of January 1, 2015

CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Table of Contents

ARTICLE I GENERAL PROVISIONS..........................................................................	1
1.1 Purpose.................................................................................................................	1
1.2 Effective Date.......................................................................................................	1
1.3 Company and Employers......................................................................................	1
1.4 Plan Year...............................................................................................................	1
1.5 Definitions and Rules of Construction.................................................................	1

ARTICLE II ELIGIBILITY AND BENEFITS...............................................................	4
2.1 Eligibility..............................................................................................................	4
2.2 Benefits.................................................................................................................	4
2.3 Vesting..................................................................................................................	5
2.4 Time and Form of Payment..................................................................................	6
2.5 Death Benefits......................................................................................................	8

ARTICLE III PAYMENT OF BENEFITS.......................................................................	11
3.1 Source of Payment................................................................................................	11
3.2 Establishment of Trust..........................................................................................	11
3.3 Withholding and Payroll Taxes.............................................................................	11
3.4 Payment on Behalf of Disabled or Incompetent Persons.....................................	12
3.5 Missing Participants or Beneficiaries...................................................................	12
3.6 Other Permitted Distributions...............................................................................	12
3.7 Recovery of Erroneous Distributions...................................................................	12

ARTICLE IV ADMINISTRATION.................................................................................	14
4.1 Plan Administrator................................................................................................	14
4.2 Administrator’s Powers........................................................................................	14
4.3 Binding Effect of Rulings.....................................................................................	15
4.4 Claims Procedure..................................................................................................	15
4.5 Indemnity..............................................................................................................	17

ARTICLE V AMENDMENT AND TERMINATION OF PLAN...................................	18
5.1 Amendment..........................................................................................................	18
5.2 Termination...........................................................................................................	18

ARTICLE VI MISCELLANEOUS..................................................................................	19
6.1 Status of Plan........................................................................................................	19
6.2 Nonassignability...................................................................................................	19
6.3 No Contract of Employment.................................................................................	19
6.4 Participant Litigation............................................................................................	19
6.5 Participant and Beneficiary Duties.......................................................................	19
6.6 Governing Law.....................................................................................................	20
6.7 Validity..................................................................................................................	20
6.8 Notices..................................................................................................................	20
6.9 Successors.............................................................................................................	20

APPENDIX A FULL VESTING OF PARTICIPANTS AFFECTED BY CERTAIN EVENTS............................................................................................................................	22

ii

CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I
GENERAL PROVISIONS

1.1Purpose. The purpose of this CNA Supplemental Executive Retirement Plan (the “Plan”) is to enable selected Employees and former senior Employees of CNA Financial Corporation (the “Company”) or its subsidiaries (the “Employers”) to receive additional retirement benefits, to compensate them for the limitations imposed upon their benefits under the CNA Employees Retirement Plan (the “Retirement Plan”) in order to comply with the requirements of the Internal Revenue Code (the “Code”), and also to permit the Employers to provide additional benefits for other key Employees and former Employees.
1.2     Effective Date. Except as otherwise explicitly provided below, the rights of a Participant whose employment terminated, or who otherwise became entitled to receive benefits, under the Plan prior to January 1, 2015, shall be determined under the terms of the Plan as in effect at such time; provided that any provision of this amended and restated plan that is required to be effective prior to such date in order for the Plan to comply with Section 409A of the Code shall be effective as of such prior date.
1.3    Company and Employers. The Plan is adopted for the benefit of selected Employees and former Employees of subsidiaries of the Company (the “Employers”). As of the effective date of this restatement, Continental Casualty Company is the only Employer participating in the Plan. The Administrator may permit any other company that is an affiliate or subsidiary of the Company to participate in the Plan in such manner as the Administrator may determine. Each Employer is liable for the payment of benefits to a Participant that is or was an Employee of such Employer. The Company is the sponsor of the Plan for purposes of ERISA and the issuer of all interests in the Plan for securities laws purposes.
1.4    Plan Year. The Plan Year of the Plan shall coincide with the calendar year, except as the Administrator shall otherwise determine.
1.5    Definitions and Rules of Construction. As used in this Plan, certain capitalized terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meaning set forth in the Retirement Plan, if applicable. Nouns and pronouns which are of one gender shall be construed to include all genders, and the singular shall include the plural and vice-versa, except as the context otherwise clearly requires. Article and Section headings are for ease of reference only and shall have no substantive meaning.
(a)    “Administrator” means Continental Casualty Company or such other person as the Company shall designate pursuant to Section 4.1.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Choice 1 Participant” means a Participant who is treated as a “Choice 1 Participant” under the Retirement Plan.

(d)    “Choice 2 Participant” means a Participant who is treated as a “Choice 2 Participant” under the Retirement Plan.
(e)    “CIC SERP” means The Supplemental Retirement Plan of the Continental Corporation, as in effect on December 31, 1997.
(f)    “Code” means the Internal Revenue Code of 1986, and any treasury regulations, rulings or other authoritative administrative pronouncements interpreting the Code. If any provision of the Code specifically referred to herein is amended or replaced, the reference shall be deemed to be to the provision as so amended, or to the new provision, if such reference is consistent with the purposes of the Plan.
(g)    “Company” means CNA Financial Corporation, and any successor thereto that assumes the obligations of the Company under this Plan.
(h)    “Employee” means any person employed by any Employer and classified as an Employee by such Employer. The term “Employee” shall not include a person who is retained to provide services for an Employer as an independent contractor, or who provides services for an Employer pursuant to an agreement or understanding, written or unwritten, with a third party that such person shall be treated as an employee of the third partly, but who is subsequently determined to be an employee at common law, for purposes of any federal or state tax or employment law, or for any other purpose.
(i)    “Employer” means any subsidiary of the Company that adopts the Plan and is the employer or former employer of a Participant.
(j)    “ERISA” means the Employee Retirement Income Security Act of 1974, and any Labor Department regulations, rulings or other authoritative administrative pronouncements interpreting ERISA. If any provision of ERISA specifically referred to herein is amended or replaced, the reference shall be deemed to be to the provision as so amended, or to the new provision, if such reference is consistent with the purposes of the Plan.
(k)    “Participant” means an Employee or former Employee designated to participate in the Plan pursuant to Section 2.1, while he has the right to any benefits under the Plan.
(l)“Plan” means this CNA Supplemental Executive Retirement Plan, as amended from time to time.
(m)    “Retirement Plan” means the CNA Retirement Plan, as amended and restated effective as of January 1, 2014, and including all subsequent amendments thereto.
(n)    “SERP Accrued Pension Account” means a bookkeeping account established on behalf of a Choice 2 Participant to reflect the amount of such Participant’s benefit under this Plan, as described more fully in Section 2.2(b). Such accounts are for bookkeeping purposes only, and shall not be construed to require the segregation of any assets of the Employer or to give a Choice 2 Participant any rights greater than those of an unsecured creditor.

(o)    “SERP Agreement” means an agreement entered into between an Employer and a Participant pursuant to Section 2.1(c) providing for the Participant to receive benefits under this Plan which are different from the benefits received by Participants generally by reason of the application of the Tax Limits. A SERP Agreement may take the form of, or be included within, an employment agreement or settlement agreement.
(p)    “Tax Limits” means the limitations imposed on a Participant’s benefits under the Retirement Plan to satisfy the requirements of §401(a)(17) or §415 of the Code.

ARTICLE II
ELIGIBILITY AND BENEFITS

2.1    Eligibility.
(a)    Only selected management and highly compensated Employees and former Employees who are designated as provided herein shall be eligible to participate in the Plan. The Employees and former Employees who are so designated to participate in the Plan shall be referred to herein as “Participants.”
(b)    Initially, all Employees who are eligible to participate in the Retirement Plan and whose accrued benefit under the Retirement Plan is restricted by either or both of the Tax Limits, shall be eligible to participate in the Plan. Notwithstanding the foregoing, the Administrator may, in its sole discretion, determine at any time that any Employee or group of Employees described in the preceding sentence shall no longer be eligible to participate; provided that such determination shall not have the effect of reducing a Participant’s benefit previously accrued under this Plan.
(c)    Any Employer, with the consent of the Administrator, may enter into a SERP Agreement with any person, whether or not such person is described in paragraph (b), who may be either an Employee or a former Employee, providing for such person to receive a nonqualified retirement benefit pursuant to Section 2(c), and such person shall thereupon become a Participant. To the extent necessary or appropriate, any reference in this Plan to “employment” shall be modified and interpreted in the case of a former Employee in a manner consistent with the intent of the Plan.
(d)    A person who was a participant in the CIC SERP at any time prior to December 31, 1997, and who accrued any benefit under the CIC SERP that was not paid prior to December 31, 1997, shall be a Participant in this Plan as of December 31, 1997, but only with respect to the benefit described in Section 2.2(d). If such person was also eligible to participate in the Plan by reason of service performed for an Employer after December 31, 1997, the benefit accrued during such period of participation shall be treated as a separate benefit and administered separately under the Plan.
2.2    Benefits.
(a)    Each Choice 1 Participant who retires and becomes eligible to receive a benefit under the Retirement Plan, whether a normal, early, late, disability, or deferred vested benefit, shall receive a benefit from this Plan equal to the excess, if any, of the amount the Participant would have received from the Retirement Plan if neither of the Tax Limits applied over the Participant’s actual Retirement Plan benefit. The amount of the benefit the Participant would have received under the Retirement Plan shall be determined on the same basis as the Participant’s actual Retirement Plan benefit, taking into account the Participant’s age, compensation history, service, and normal form of benefit under the Retirement Plan, but shall not be subject to any actuarial adjustment solely by reason of the fact that the Participant retired after his normal retirement age. Effective July 1, 2015, the amount of the benefit the Choice 1

Participant would have received under the Retirement Plan shall be based only upon Accrual Service completed, and Compensation paid, through June 30, 2015.
(b)    A Choice 2 Participant who becomes entitled to a benefit under the Retirement Plan shall receive a benefit under this Plan equal to the greater of the balance in his SERP Accrued Pension Account or the present value of the excess, if any, of the amount that would have been the Participant’s Accrued Benefit under the Retirement Plan as of December 31, 1999 if neither of the Tax Limits applied over the Participant’s actual Accrued Benefit under the Retirement Plan on such date. The SERP Accrued Pension Account of each Choice 2 Participant was initially established as of December 31, 1999, in an amount equal to the excess, if any, of the amount of the Accrued Pension Account that would have been established for such Participant under the Retirement Plan if his accrued benefit had not been subject to either of the Tax Limits, and such SERP Accrued Pension Account shall be credited with interest not less often than annually at the rate, and in the manner, used to credit interest to Accrued Pension Accounts under the Retirement Plan. In the case of a Choice 2 Participant who was an Employee of RSKCO Claims Services, Inc., December 31, 1998, shall be substituted for December 31, 1999, in both of the preceding sentences.
(c)    The benefit provided to a Participant who becomes a Participant by virtue of a SERP Agreement shall be determined as provided in the applicable SERP Agreement. In general, it is intended that SERP Agreements shall provide such Participants with benefits computed in the manner provided in the Retirement Plan, but which cannot be provided under the Retirement Plan for reasons other than the Tax Limits. By way of illustration and not limitation, a SERP Agreement may provide for a Participant hired after December 31, 1999, to receive a benefit computed as if he were a participant in the Retirement Plan, or may provide for a Participant to receive a supplemental benefit determined as if he were credited with additional service under the Retirement Plan.
(d)    A Participant who is a participant by reason of having participated in the CIC SERP as described in Section 2.1(d) shall be entitled to a benefit equal to the excess of the amount of the Frozen CIC Benefit, as defined in Appendix D of the Retirement Plan, to which the participant would be entitled if the Frozen CIC Benefit were determined without application of the Tax Limits, over the Participant’s actual Frozen CIC Benefit, reduced by any benefit actually paid to the Participant under the CIC SERP. The benefit of a Participant who also participated in the Deferred Compensation Plan of The Continental Company and/or the Supplemental Savings Plan of The Continental Company shall also be increased by the amount by which his Frozen CIC Benefit would have been increased had the amount of compensation deferred under such plans been included in the calculation his Frozen CIC Benefit, as provided in the CIC SERP. To the extent that compensation records from The Continental Corporation are not available, the Administrator shall use commercially reasonable methods to estimate the amount of the Participant’s benefit based upon the records available, and shall not be liable to the Participant for any additional amount.
2.3    Vesting. Except as otherwise provided in a SERP Agreement, a Participant’s benefit under this Plan shall be vested if, and only if, his benefit under the Retirement Plan is vested; provided, however, that an event that results in the Retirement Plan benefits of a group of Participants being vested without regard to their years of service, including but not limited to the sale of a business unit or a determination that a partial termination of the Retirement Plan has occurred, shall apply to this Plan if and only if such event is listed in Appendix A to this Plan.
2.4     Time and Form of Payment.
(a)    Except as otherwise provided in a SERP Agreement, the Post-2004 portion of a Participant’s benefit under this Plan shall be paid in a single lump sum equal to the actuarial equivalent of such portion as soon as practicable after the date the Participant terminates employment; provided that if the sum of the Participant’s Rule of 65 Service (as defined under the terms of the Retirement Plan as in effect on April 1, 2008) and age on the termination date do not equal at least 65, it shall be paid on the later of the date the Participant terminates employment or the date he reaches age 55 or, in the case of a Participant who had not completed at least 10 years of Rule of 65 Service on the earlier of his termination date (regardless of whether he is subsequently reemployed) or December 31, 2008, the later of the date the Participant terminates employment or the date he reaches age 65.
(b)    Notwithstanding paragraph (a), payment of the benefit of a Participant who terminated employment prior to April 1, 2008, and whose benefit payment date as determined under paragraph (a) would have already been reached on such date (a “transitional Participant”), shall commence on June 1, 2009. The total benefit of a transitional Participant (including the Pre-2005 portion as described in paragraph (c), shall be paid in a single lump sum on June 1, 2009, if the present value of the benefit, calculated as of April 1, 2009, using the actuarial assumptions provided in the Retirement Plan (the “lump sum value”) does not exceed $100,000.00. If the lump sum value exceeds $100,000.00, then three equal installments shall be paid on each of June 1, 2009, June 1, 2010, and June 1, 2011, calculated so that the present value of the three installments as of April 1, 2009, using the applicable interest rate specified in the Retirement Plan but no mortality assumption, equals the lump sum value. If the Participant dies before all three installments have been paid, the remaining installments shall be paid at the same time to the Participant’s Beneficiary. If the Participant was a Choice 1 Participant not otherwise permitted to designate a Beneficiary, the Administrator may permit the Participant to designate a Beneficiary for this purpose, and otherwise the benefit shall be paid to the Participant’s surviving spouse, if any, and otherwise to the Participant’s estate.
(c)     The Pre-2005 portion of a Participant’s benefit shall be paid in the same manner as his Retirement Plan benefit, provided that the Administrator may elect to pay the Pre-2005 portion of the benefit of a Choice 1 Participant (as hereinafter defined) in a single lump sum equal to the actuarial equivalent of the Pre-2005 portion, and may also decide to pay the Pre-2005 portion of a Choice 2 Participant in any of the forms of annuity available under the Retirement Plan that are actuarially equivalent. As of December 31, 2008, the Administrator has elected to pay the Pre-2005 portion of all benefits in the form of a lump sum paid at the same time that the Post-2004 portion is payable pursuant to paragraph (a) or (b), but the Administrator may pay any or all Pre-2005 portions that would otherwise be payable in a lump sum in the form of a monthly annuity. All determinations by the Administrator as to the form of payment shall be made by the Administrator in its sole and absolute discretion, which may be exercised in an arbitrary and capricious manner, and in no event shall any Participant be considered to have a vested interest in the payment of the Pre-2005 Portion of his benefit in any particular form. Actuarial equivalence shall be determined in accordance with the applicable actuarial assumptions provided under the Retirement Plan. Payment of a Participant’s benefit in the form of a lump sum shall fully discharge all amounts owed to the Participant and to his heirs or beneficiaries under the Plan.
(d)    Anything else in this Plan, or a SERP Agreement, to the contrary notwithstanding:

(i)
Except as otherwise provided below, no part of the Post-2004 Portion of a Participant’s benefit shall be payable to any Participant until he has incurred a separation from service as defined in Code §409A.

(ii)
No Post-2004 portion of a benefit shall be payable to a Participant who is a designated employee, as defined in Code §409A, until the first day of the seventh month after the month in which he has incurred a separation from service. Any portion of benefit payable to a designated employee that is required to be delayed by reason of this paragraph (c)(ii) shall be calculated as of the date on which it would otherwise have been paid and shall bear interest from such date until the date of payment at the applicable interest rate used to calculate the amount of the benefit. If the Participant dies before the benefit is paid, the benefit shall be paid to the Participant’s Beneficiary not more than ninety (90) days after the date of death. If the Participant was a Choice 1 Participant not otherwise permitted to designate a Beneficiary, the Administrator may permit the Participant to designate a Beneficiary for this purpose, and otherwise the benefit shall be paid to the Participant’s surviving spouse, if any, and otherwise to the Participant’s estate. The identification of Participants as designated employees shall be made as of December 31 of each year by Loews Corporation based upon the employees of the controlled group of which Loews Corporation is the common parent, and a Participant identified as a designated employee as of any December 31 shall be subject to this provisions of this paragraph (c)(ii) if the Participant incurs a separation from service during the twelve month period commencing on the following April 1.

(iii)
In no event shall the distribution of any Post-2004 benefit be accelerated to a time earlier than which it would otherwise have been paid, whether by amendment of the Plan, exercise of the Administrator’s discretion, or otherwise, except as permitted by regulations issued pursuant to Code §409A.

(iv)
In the event that the Administrator, in its sole discretion, determines that any time or form of distribution provided for in the Plan, or the existence of a right to elect a different time or form of distribution, would cause the Plan to fail to meet the requirements of Code §409A, or otherwise cause Participants to be subject to any adverse federal income tax consequences, the Administrator shall adopt procedures modifying or removing the form of distribution or election right, which shall be deemed an amendment to the Plan.

(v)
Any SERP Agreement that provides for a different form or time of payment shall specify the time and manner of payment, without Employer or Participant discretion, at the time the SERP Agreement is entered into, and shall otherwise comply with the requirements of this paragraph (d); provided that, in addition to a severance from service, a SERP Agreement may provide for benefits to be paid at a specified time or pursuant to a fixed schedule set forth in the SERP Agreement, upon the occurrence of a change in ownership or control of the Participant’s Employer, or in a substantial portion of its assets, as defined in Code §409A, or upon the occurrence of an unforeseeable emergency, as defined in Code §409A; and provided further that a SERP Agreement may permit a Participant to elect to further defer the payment of his benefit, or a SERP Agreement may be amended after December 31, 2008, to change the time or form of payment, provided that any such change does not take effect for at least twelve months and the payment is deferred by at least five years, and otherwise complies with the requirements of Code §409A.

(vi)
A Participant’s benefit accrued under the CIC SERP, as described in Section 2.2(d), shall be paid at the same time and in the same form as the Participant’s Frozen CIC Benefit, subject to the discretion of the Administrator, as successor to the Continental Corporation Retirement Plan Committee, to pay such benefit in a lump sum at any time pursuant to Section 3.4 of the CIC SERP (without regard to the provisions thereof relating to lump sum payments within 30 days following a Change in Control.) The entire amount of a Participant’s CIC SERP benefit shall be considered part of the pre-2005 portion of the Participant’s benefit.

(e)    For purposes of this Plan, the “Pre-2005 portion” of a Participant’s benefit shall be equal to the present value calculated as of the day on which the benefit is paid of the vested benefit, if any, to which the Participant would have been entitled under the Plan if the Participant had terminated employment on December 31, 2004, and received a payment of his benefit on the earliest date on which the Participant would have been eligible to begin receiving a normal, early, late, or deferred vested benefit under the Retirement Plan, and received his benefit under this Plan in the form with the maximum value. The Post-2004 portion of the Participant’s benefit shall mean any portion of his benefit that is not part of the Pre-2005 portion.
2.5    Death Benefits.
(a)    If a Choice 1 Participant dies prior to payment of his benefit, and at the time of death has been married for at least one year, his surviving spouse shall be entitled to a survivorship benefit if, and only if, the spouse is entitled to a preretirement survivorship pension under the Retirement Plan. The benefit payable to a Choice 1 Participant’s spouse shall be a lump sum equal to the present value of the excess, if any, of the amount the spouse would have received from the Retirement Plan (taking into account only Accrual Service completed, and Compensation paid, through June 30, 2015) as a preretirement survivor annuity if the Tax Limits had not applied to the Participant’s benefit over the amount actually received from the Retirement Plan. The death benefit shall be calculated as of the first day of the first month following the Participant’s death, or, if the Participant had not attained the age of 55 prior to his death, the first day of the month following the day he would have attained age 55, and in either case shall be calculated as if the preretirement survivor annuity under the Retirement Plan commenced on the same date, and paid not more than 90 days after the calculation date set forth in the preceding sentence.
(b)    If a Choice 2 Participant dies prior to payment of his benefit, and at the time of death has been married for at least one year, his surviving spouse shall be entitled to a survivorship benefit if the Participant was vested at the time of his death. The benefit payable to a Choice 2 Participant’s spouse shall be a lump sum equal to the greater of his SERP Accrued Pension Account or present value of the excess, if any, of the amount the spouse would have received from the Retirement Plan as a preretirement survivor annuity, based upon the Participant’s Accrued Benefit as of December 31, 1999 (December 31, 1998, in the case of a former Employee of RSKCO Claims Services, Inc.) if the Tax Limits had not applied to the Participant’s benefit, over the amount to which the spouse is actually entitled as a pretirement survivor annuity based on the Participant’s Accrued Benefit as of such date. Such benefit shall be calculated as of the first day of the month following the Participant’s death, as if the spouse’s preretirement survivor annuity commenced on such date, and paid within 90 days of such date, regardless of the Participant’s age at the time of death. If the Participant does not have a surviving spouse, or has designated a Beneficiary other than his surviving spouse, the Beneficiary shall receive a lump sum equal to the Participant’s SERP Accrued Pension Account, paid within 90 days following the date of the Participant’s death. All designations of Beneficiaries, and revocations or changes in designations, shall be made in accordance with rules, procedures and limitations prescribed by the Administrator. No designation of a Beneficiary, and no revocation or change in a designation, shall be effective until actually received by the Administrator in writing, and the Administrator’s determination of a Participant’s Beneficiary, if made in good faith, shall be final and conclusive on all parties. If there is no designated Beneficiary living at the time of the Participant’s death, his Beneficiary shall be the person designated as his beneficiary under the Retirement Plan (regardless of whether such designation is invalid solely by reason of §401(a)(11) of the Code or §205 of the ERISA by reason of the failure of the Participant’s spouse to consent) or, if no beneficiary is designated under the Retirement Plan, his estate.
(c)    If a Participant’s benefit is paid in the form of an annuity, the only survivorship benefit, if any, paid to his spouse or other Beneficiary upon the Participant’s death shall be the survivorship benefits, if any, provided under the terms of the annuity.
(d)    If a Participant entitled to a benefit under the CIC SERP dies, his surviving spouse or other beneficiary shall receive either a preretirement survivor annuity or, if payment of the benefit has commenced, the form of survivor benefit provided under the form of annuity elected, as provided by the CIC SERP.

(e)    A SERP Agreement may provide for other types of death or survivorship benefits in addition to those described in this Section, but shall not be construed to provide for such benefits unless it specifically so provides. Any SERP Agreement that provides for a death or survivorship benefit shall specify the form in which the benefit shall be paid, and the time at which the benefit shall be paid, not later than the later of the date upon which the SERP Agreement is executed or December 31, 2008, and may not thereafter be changed unless the change becomes legally binding not later than one year prior to the date of the Participant’s death and otherwise satisfies the requirements of Code §409A.

ARTICLE III
PAYMENT OF BENEFITS

3.1    Source of Payment. All payment of benefits under the Plan shall be made directly from the general funds of the Participant’s Employer. Each Employer shall establish separate bookkeeping accounts to reflect its liability under the Plan and may, but shall not be obligated to, invest in insurance or annuity contracts or other assets to assure a source of funds for the payment of benefits, but any such bookkeeping account, insurance or annuity contracts, or other investment shall constitute assets solely of such Employer, and Participants shall have no right, title or interest therein prior to payment of their benefits hereunder. The right of any Participant or other person to receive benefit payments under the provisions of this Plan shall be no greater than the right of any unsecured general creditor of the Participant’s Employer. This Plan shall not create nor be construed to create a trust or fiduciary relationship in favor of any person whatsoever.
3.2    Establishment of Trust. The Company may, but shall in no event be required to, establish one or more trusts and contribute, or cause Employers to contribute, amounts to such trusts to be used for the payment of benefits under this Plan. Any such trust shall be of the type commonly referred to as a “rabbi trust”, and the Company or Employer shall be treated as the owner of the assets of such trust for tax purposes in accordance with §671-§678 of the Code. The assets of any such trust shall remain subject to the claims of creditors of the Company or the Employer contributing such assets, and no Participant or any other person shall have any beneficial interest in or other claim to the assets of any such trust beyond that of a general creditor as provided in Section 3.1. Any payments made to or on behalf of a Participant or Beneficiary from any such trust shall fully discharge the liability of the Company or Employer to such Participant or Beneficiary under the Plan to the extent of the amount so paid. The Administrator shall have the right to select, remove, and replace the trustee thereof at any time in its sole discretion, and shall enter into one or more agreements governing such trust containing such terms as it determines, and may modify, amend or revoke any such agreements, all in its sole discretion.
3.3    Withholding and Payroll Taxes. The Administrator shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder any taxes required to be withheld from a Participant’s wages for the federal or any state or local government. To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act that they become payable, the payment of the Participant’s benefit shall be accelerated to the extent necessary to pay the amount of such tax, plus any federal, state or local income tax withholding required by reason of such acceleration (including the income tax payable upon the amount of income tax withholding) in accordance with Treasury Regulation §1.409A-3(j)(4)(vi), and the benefit subsequently payable to such Participant pursuant to Section 2.5 shall be reduced by an amount equal to the benefit payable under Section 2.5 multiplied by a fraction, the numerator of which is the amount of such acceleration and the denominator of which is the lump sum value of the Participant’s benefit on the date as of which the FICA tax is paid (or, if the Administrator elects to pay a Pre-2005 Benefit as an annuity, each annuity payment will be reduced by the actuarial equivalent of such reduction). The Administrator may, in its discretion, direct the Participant’s Employer to withhold, all or a portion of such taxes from any other compensation or other amounts payable to the Participant in lieu of accelerating payment of the Participant’s benefit; provided that the Administrator shall not allow Participants to pay such taxes to the Employer, or otherwise provide Participants, directly or indirectly, with an election as to whether the Participant’s benefit shall be accelerated. The Administrator’s determination of the amount to be withheld, and the manner of satisfying the withholding obligation shall be final and binding on all parties.
3.4    Payment on Behalf of Disabled or Incompetent Persons. If a Plan benefit is payable to a minor or a person declared incompetent or to a person whom the Administrator, in its sole discretion, determines to be incapable of handling the disposition of property, the Administrator may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person, or to any other person, including any family member, whom the Administrator determines in its sole discretion to be best suited to receive and apply the payment for the benefit of such person. The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Company and the Participant’s Employer from all liability with respect to such benefit.
3.5    Missing Participants or Beneficiaries. If the Administrator is unable to locate any Participant, beneficiary or other person entitled to benefits under this Plan, the Administrator may, in its sole discretion, either cause all or a portion of such payment to be forfeited and to reduce its obligations under this Plan, or may pay all or a portion of such benefit to members of the missing person’s family or such other person as it may determine in its sole discretion to be fair and equitable. Any payment made pursuant to this Section 3.5 shall fully discharge the obligation of the Company and all Employers under this Plan with respect to the amount so paid.
3.6    Other Permitted Distributions. Notwithstanding the foregoing provisions of this Article III, the Administrator in its sole discretion may provide for all or a portion of the balance in a Participant’s Account to be distributed to the Participant, provided that no Participant may be allowed to elect to receive such a distribution:
(a)    If the total present value of a Participant’s benefit does not exceed the limit in effect under §402(g) of the Code, the Administrator may direct that the present value be paid to the Participant in full satisfaction of his or her interest in the Plan, provided that the present value of the Participant’s benefit in all other non-account balance deferred compensation plans maintained by any member of the Controlled Group is also distributed to the Participant (and is taken into account in determining whether the total present value exceeds the limit in effect under §402(g)).
(b)    If the present value of any portion of a Participant’s benefit is determined to be includible in the Participant’s taxable income by reason of the operation of §409A of the Code, the amount includible in income shall be distributed to the Participant as soon as practical.
3.7    Recovery of Erroneous Distributions. If the Administrator determines that the amount paid to any Participant or Beneficiary exceeded the amount that should have been paid pursuant to the terms of the Plan, the Participant or Beneficiary shall repay the amount of the excess to the Plan upon demand, and the Administrator may, on behalf of the Plan, pursue offset the amount of such excess against any other amount owed by an Employer to the Participant or Beneficiary to the maximum extent permitted by law, or pursue any other remedy available at law or equity for the recovery of such excess. Each Participant or Beneficiary who receives an excess distribution shall hold such distribution in trust for the benefit of the Plan.

ARTICLE IV
ADMINISTRATION

4.1    Plan Administrator. This Plan shall be administered by Continental Casualty Company, which shall be the “administrator” for purposes of §3(16)(A) of the Employee Retirement Income Security Act of 1974. The Company may designate one or more persons who may be officers or Employees of any Employer, to exercise any of its authority or carry out any of its duties under the Plan, but such person shall not be considered the “administrator” unless specifically so designated in a resolution of the Board. In the absence of any other designation, the senior officer of Continental Casualty Company responsible for human resources, or persons acting under his supervision, shall be so designated. In addition, Continental Casualty Company has established an Employee Benefits Committee to oversee the operation of various retirement plans, and the Employee Benefits Committee shall have the authority on behalf of the Administrator to adopt rules, regulations and procedures, to hear all appeals from denied claims under Section 4.4, and to consider all other issues related to the administration of the Plan referred to it by the senior officer of Continental Casualty Company responsible for human resources and his delegates.
4.2    Administrator’s Powers. The Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers, rights and duties:
(a)    Interpretation of Plan. The Administrator shall have the power, right and duty to construe and interpret the Plan provisions and to determine all questions arising under the Plan including questions of Plan participation, eligibility for Plan benefits and the rights of Employees, participants, beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder.
(b)    Plan Procedures. The Administrator shall have the power, right and duty to adopt procedures, rules, regulations and forms to be followed by Employees, participants, beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan and as are consistent with the Plan.
(c)    Benefit Determinations. The Administrator shall have the power, right and duty to make determinations as to the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Administrator.
(d)    Enforcement of the Plan. The Administrator shall have the power, right and duty to enforce the Plan in accordance with the terms of the Plan and to enforce its procedures, rules or regulations.
(e)    Maintenance of Plan Records. The Administrator shall be responsible for preparing and maintaining records necessary to determine the rights and benefits of Employees, Participants and Beneficiaries or other persons under the Plan.
(f)    Allocation of Duties. The Administrator shall be empowered to allocate fiduciary responsibilities and the right to employ agents (who may also be Employees of the Company) and to delegate to them any of the administrative duties imposed upon the Administrator.
(g)    Correction of Errors. To correct any errors made in the computation of benefits under the Plan, and, if a trust has been established, to recover any contributions made to such trust by mistake of fact or law.
4.3    Binding Effect of Rulings. Any ruling, regulation, procedure or decision of the Administrator, including any interpretation of the Plan, which is made in good faith shall be conclusive and binding upon all persons affected by it. There shall be no appeal from any ruling by Administrator, except as provided in Section 4.4 below. When making a determination or a calculation, the Administrator shall be entitled to rely on information supplied by investment managers, insurance institutions, accountants and other professionals including legal counsel for the Administrator. Any rule or procedure established by the Administrator may alter any provision of this Plan that is ministerial or procedural in nature without the necessity for a formal amendment of the Plan.
4.4    Claims Procedure.
(a)    Any Participant or Beneficiary, or any other person asserting the right to receive a benefit under this Plan by virtue of his relationship to a Participant or Beneficiary (the “Claimant”), who believes that he has the right to a benefit that has not been paid, must file a written claim for such benefit in accordance with the procedures established by the Administrator. All such claims shall be filed not more than one year after the Claimant knows, or with the exercise of reasonable diligence would have known, of the basis for such claim. The preceding sentence shall not be construed to require a Participant or Beneficiary to file a formal claim for the payment of undisputed benefits in the normal course, but any claim that relates to the amount of any benefit shall in any event be filed not more than one year after payment of such benefit commences. The Administrator may retain third party administrators and recordkeepers for the purpose of processing routine matters relating to the payment of benefits, but correspondence between a Participant, Beneficiary or other person and such third parties shall not be considered claims for purposes of this Section, and a person shall not be considered a Claimant until he has filed a written claim for benefits with the Administrator.
(b)    All claims for benefits shall be processed by the Administrator, and the Administrator shall furnish the Claimant within 90 days after receipt of such claim a written notice that specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 4.4, and the Claimant’s right to bring an action under §502 of ERISA, subject to the restrictions of paragraph (e) if the request for review is unsuccessful. The 90 day period may be extended by up to an additional 90 days if the

Administrator so notifies the Claimant prior to the end of the initial 90 day period, which notice shall include an explanation of the reason for the extension and an estimate of when the processing of the claim will be complete. If the Administrator determines that additional information is necessary to process the claim, the Claimant shall be given a period not less than 45 days to furnish the information, and the time for responding to the claim shall be tolled during the period of time beginning on the date on which the Claimant is notified of the need for the additional information and the day on which the information is furnished (or if earlier the end of the period for furnishing the information).
(c)    If the claim is denied in whole or in part, or if the decision on the claim is otherwise adverse, the Claimant may, within 60 days after receipt of such notice, request a review of the decision in writing. If the claimant requests a review, the Employee Benefits Committee (or such other fiduciary as the Administrator may appoint for such purpose) shall review such decision. The Employee Benefits Committee’s decision on review shall be in writing and furnished not more than five days after the meeting at which the review is completed, and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, shall include specific references to the pertinent provisions of the Plan on which the decision is based, and shall advise the Claimant of his right to bring an action under §502 of ERISA, subject to the limitations of paragraph (e).
(d)    The Employee Benefits Committee shall complete its review of the claim not later than its first meeting that is held at least 30 days after the request for review is received. If special circumstances require, the decision may be made by the Employee Benefits Committee not later than its third meeting held after the request for review is received, in which event the Claimant shall be notified of the reason for the delay not later than five days after the meeting at which the review would otherwise have been completed, which notice shall explain the reason for the delay and include an estimate of the time at which the review will be complete. Notwithstanding the foregoing, if at any time the Employee Benefits Committee (or any other fiduciary designated to review appeals) is not scheduled to meet at least quarterly, the decision on review shall be delivered to the Claimant not more than 60 days after the request for review is received, which may be extended to not more than 120 days if special circumstances require and the notice of extension described above is furnished by the end of the initial 60 day period.
(e)    No action at law or in equity shall be brought to recover benefits under this Plan until the claim and appeal rights herein provided have been exercised and the Plan benefits requested in such claim and appeal have been denied in whole or in part. After exhaustion of the Plan’s claim procedures, any further legal action taken against the Plan or its fiduciaries by a claimant must be filed in a court of law no later than 120 days after the final adverse benefit determination of the Employee Benefits Committee (or other final appeals fiduciary) is communicated to the claimant or his or her legal representative, notwithstanding any other statute of limitations. In the event a claimant wishes to bring a legal action against the Plan or one of its fiduciaries, such legal action must be filed in the United States District Court for the Northern District of Illinois (Eastern Division) and shall be governed by the procedural and substantive laws of the State of Illinois, to the extent such laws are not preempted by ERISA, notwithstanding any conflict of laws principles.

(f)    The provisions of this Section are intended to comply with ERISA §503 and the Department of Labor regulations issued pursuant thereto, and shall be so construed and applied. Consistent with such regulations, each Claimant shall have the right to have an authorized representative act on his behalf, to submit arguments and information in support of his claim, and to receive, upon written request and without charge, copies of all documents, records, or other information that either (i) were relied upon in determining his benefit under the Plan, (ii) were submitted, considered, or generated in the course of making the benefit determination, even if not relied upon, or (iii) demonstrate compliance with the administrative processes and safeguards of the claim and review procedure.
4.5    Indemnity. To the extent permitted by applicable law and to the extent that they are not indemnified or saved harmless under any liability insurance contracts, any present or former officers, Employees or directors of the Company, and each of them shall be indemnified and saved harmless by the Company from and against any and all liabilities or allegations of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in the administration of the Plan, including all expenses reasonably incurred in their defense in the event that the Company fails to provide such defense after having been requested in writing to do so.

ARTICLE V
AMENDMENT AND TERMINATION OF PLAN

5.1    Amendment. The Company may amend the Plan at any time by action of the Board, or any person to whom the Board may delegate such authority, except that no amendment shall decrease the vested Account balance of any Participant as of the effective date of the amendment. The Board has delegated the authority to amend the Plan, with certain exceptions, to the senior officer of Continental Casualty Company responsible for human resources, and any amendment executed by such officer shall be binding on all parties. In addition, the Administrator is authorized pursuant to Section 4.3 to adopt rules and procedures that have the effect of amending technical, administrative or ministerial provisions of the Plan. By their execution of this amendment and restatement of the Plan, each Employer ratifies and accepts all prior amendments to the Plan, and agrees that in the future the Plan may be amended by action of the Company without consent of the other Employers.
5.2    Termination. The Company may at any time terminate the Plan by action of the Board. Upon termination, no benefits shall be accrued, but benefits accrued through the date of termination shall continue to be paid in accordance with the provisions of the Plan; provided, however, that upon termination, the Company may, but shall not be obligated to, amend the Plan to provide that the accrued benefits of some or all Participants shall be fully vested and paid to such Participants in a lump sum, which shall fully discharge all obligations owed to such Participants under the Plan; provided that such amendment shall apply to the Post-2004 portion of benefits only if all such benefits are fully vested and distributed and the amendment otherwise complies with the requirements of §409A of the Code. Any Employer may at any time withdraw from the Plan by written notice to the Administrator, in which event the Plan shall be considered terminated with respect to the Participants employed by such Employer (or who were so employed at the time of their termination of employment), and the provisions of this Section 5.2 shall apply to such Participants only.

ARTICLE VI
MISCELLANEOUS

6.1    Status of Plan. This Plan is intended to be an unfunded plan maintained primarily to provide retirement benefits for a select group of management Employees or highly compensated Employees within the meaning of §201(1), §301(a)(3), and §401(a)(1) of ERISA and Department of Labor Regulations 29 C.F.R. §2520.104-23, and shall be so construed.
6.2    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to garnishment, seizure or sequestration for the payment of any debts owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Nothing contained herein shall be construed as a waiver of the Company’s or any Employer’s right of setoff.
6.3    No Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Employer and the Participant, and neither the Participant nor the Participant’s beneficiary shall have any rights against the Company or any Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Employer or to interfere with the right of the Company and each Employer to discipline or discharge him at any time.
6.4    Participant Litigation. In any action or proceeding regarding the Plan, Participants, Employees or former Employees of the Company or an Employer, their beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, an Employer, the Administrator, the trustee of any trust established hereunder, or any person acting on the behalf or under the direction of any of the foregoing persons, by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to any such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Company, each Employer, the Administrator and such trustee and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.
6.5    Participant and Beneficiary Duties. Persons entitled to benefits under the Plan shall file with the Administrator from time to time such person’s post office address and each change of post office address. Each such person entitled to benefits under the Plan also shall furnish the Administrator with all appropriate documents, evidence, data or information which the committee considers necessary or desirable in administering the Plan.
6.6    Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois to the extent not pre-empted by the laws of the United States.
6.7    Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
6.8    Notices. Any notice or filing required or permitted to be given to the Administrator or the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Company at its principal executive offices, or to Company’s statutory agent. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice required or permitted to be given to a Participant shall be sufficient if in writing and hand delivered or sent by first class mail to the Participant at the last address listed on the records of the Company or such Participant’s Employer.
6.9    Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.
[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed on May 28, 2015.
CNA FINANCIAL CORPORATION

By: /s/ Thomas Pontarelli         Thomas Pontarelli, Executive Vice President & Chief Administration Officer, Continental Casualty Company

APPENDIX A
FULL VESTING OF PARTICIPANTS AFFECTED BY CERTAIN EVENTS

A.1    Sales of Business Units
In accordance with Section 2.3, Participants whose employment is terminated in connection with the following sales or other dispositions of business units shall be fully vested in their benefits regardless of their years of service. Except as otherwise provided below, the Participants who qualify for full vesting with respect to any transaction shall be those, and only those, who qualify as an “Affected Member” with respect to such transaction in accordance with Appendix I of the Retirement Plan.

Transaction	Closing Date	Exceptions/Special Rules
Sale of Life Reinsurance Business Unit to MARC	12/31/00	None
Sale of CNA Credit Collection Agency, Inc., to Coface	12/31/02	None
Sale of CNA Group Operations to Hartford Financial Services Group	12/31/03	None
Sale of individual life insurance business to Swiss Re Life & Health America	App. 3/31/04	None

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